                                                                    EXHIBIT 99.1

(PRINCETON NATIONAL BANCORP, INC. LOGO)

            PRINCETON NATIONAL BANCORP, INC. ANNOUNCES FIRST QUARTER
              EARNINGS AND A 50,000 SHARE STOCK REPURCHASE PROGRAM

PRINCETON, Illinois - April 24, 2007 - Princeton National Bancorp, Inc. (NASDAQ:
PNBC)

Tony J. Sorcic, President & CEO, announced today, "The Board of Directors of Princeton National Bancorp, Inc. has extended the expiration date of the current 100,000 Share Stock Repurchase Plan for an additional six months. There are currently 30,000 shares remaining under this plan. The Board of Directors also approved a new 50,000 share, or approximately 1.50%, stock repurchase program to begin immediately upon completion of the current program. Under these plans, the Company will repurchase up to 80,000 shares of its outstanding shares of common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares. The Company currently has 3,342,423 outstanding shares of common stock. Since 1997, the Company has repurchased a total of 1,304,271 shares through stock repurchase programs."

Sorcic continued, "As reported in February, the subsidiary Bank, Citizens First National Bank, completed the acquisition of the Plainfield office of HomeStar Bank, headquartered in Manteno, Illinois. The Subsidiary Bank acquired $16.8 million in loans, $4.5 million in fixed assets, and assumed $13.1 million in deposits. This acquisition provides another convenient location for customers in the Aurora, Oswego, Plainfield, Shorewood and Minooka areas. The office is in a strategic location within 5 miles of the Subsidiary Bank's Aurora office and 10 miles of the Minooka office. The addition of the Plainfield branch continues the expansion of the Company's footprint of community banking locations in northern Illinois."

Sorcic concluded, "Princeton National Bancorp, Inc. continues to be negatively impacted by a compressed net interest margin, due to the inverted yield curve. The net interest margin for the first quarter was 3.11%, a 41 basis point decrease from the first quarter of 2006. Based on the current level of interest earning assets, this equates to a decrease in net (annualized pre-tax) interest income of $3.8 million. Net interest income for the first quarter of 2007 was $6,392,000, compared to $6,529,000 in the first quarter of 2006. Steps have been taken to improve the net interest margin, and we believe the bottom of the net interest margin cycle occurred during the first quarter. Net income for the first quarter was $1,429,000, diluted earnings per share were $.42 and the return on average equity was 8.80% compared to $1,650,000, $.49 and 10.54%, respectively, in the first quarter of 2006. During the first quarter of 2007 there were one-time expenses incurred in relation to the acquisition of the Plainfield office, deposits and loans."

The Board of Directors of Princeton National Bancorp, Inc. declared a dividend of $.27 payable May 25, 2007 to those shareholders of record as of May 4, 2007. This represents an increase of 8.0% from the May 2006 dividend and is unchanged from the February 2007 dividend. Princeton National Bancorp, Inc. experienced an $89.8 million increase in total loans in comparison to March 31, 2006 and $27.3 million increase compared to December 31, 2006. The Company's loan portfolio continues to be high-quality and experienced minimal loan charge-offs during the first quarter. The non-performing loans represent .75% of the total loan portfolio at March 31, 2007, compared to .80% at March 31, 2006 and .62% at December 31, 2006.

The Mortgage Banking department generated $18.2 million in loans the first quarter, which compares favorably to $17.5 million during the first quarter of 2006. The Subsidiary Bank currently services $359.3 million in mortgage loans. During the first quarter of 2007, mortgage banking revenue was $272,000, up $86,000 from the first quarter of 2006.

The Company ended the first quarter of 2007 with total deposits and repurchase agreements of $913.6 million, a $417,000 increase from year-end 2006 and a $97.9 million increase from March 31, 2006. This increase occurred primarily in checking, time deposit, repurchase agreements and money market accounts.

Non-interest income of $2,645,000 represents an increase of $146,000 from the first quarter of 2006 and $113,000 from the fourth quarter of 2006. In comparing the first quarter of 2007 to the first and fourth quarters of 2006, increases were experienced in brokerage income, mortgage banking income, and income from bank-owned life insurance. The Company's non-interest income has equaled or exceeded 1% of average assets for 27 consecutive quarters. Although non-interest expense increased to $7,272,000 in the first quarter of 2007, from $7,082,000 in the first quarter of 2006, as a percentage of average assets non-interest expense decreased dramatically from 3.09% to 2.89% over the same timeframe.

For additional financial information, please refer to the attached March 31, 2007 financial statements for Princeton National Bancorp, Inc. You may also visit our website at www.pnbc-inc.com to obtain financial information, as well as press releases, stock prices and information on the Company.

The Company offers shareholders the opportunity to participate in the Princeton National Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan. The Company also offers electronic direct deposit of dividends. To obtain information about the stock purchase plan or electronic direct deposit, please contact us at 815-875-4445, extension 650.

Princeton National Bancorp, Inc. is the parent holding company of Citizens First National Bank, a $1.033 billion community bank with strategic locations in 8 counties in northern Illinois. The Company is well-positioned in the high growth counties of Will, Kendall, Kane, Grundy, DeKalb and LaSalle plus Bureau and Marshall. Communities include: Aurora, DePue, Genoa, Hampshire, Henry, Huntley, Millbrook, Minooka, Newark, Oglesby, Peru, Plainfield, Plano, Princeton, Sandwich, Somonauk and Spring Valley. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

Inquiries should be
   directed to:       Lou Ann Birkey, Vice President - Investor Relations,
                      Princeton National Bancorp, Inc. (815) 875-4444,
                      E-Mail address: pnbc@citizens1st.com

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

                                                             March 31,
                                                                2007      December 31,
                                                            (unaudited)       2006
                                                            -----------   ------------
ASSETS
Cash and due from banks                                      $   19,192    $   33,882
Interest-bearing deposits with financial institutions               168           103
Federal funds sold                                                5,700         5,200
                                                             ----------    ----------
   Total cash and cash equivalents                               25,060        39,185

Loans held for sale, at lower of cost or market                   1,577         4,512

Investment securities available-for-sale, at fair value         238,517       252,467
Investment securities held-to-maturity, at amortized cost        15,946        15,449
                                                             ----------    ----------
   Total investment securities                                  254,463       267,916

Loans, net of unearned interest                                 656,748       629,472
Allowance for loan losses                                        (3,137)       (3,053)
                                                             ----------    ----------
   Net loans                                                    653,611       626,419

Premises and equipment, net                                      33,282        28,670
Bank-owned life insurance                                        21,810        21,470
Interest receivable                                               8,882        11,139
Goodwill, net of accumulated amortization                        23,029        23,029
Intangible assets, net of accumulated amortization                7,223         5,921
Other real estate owned                                             482             0
Other assets                                                      3,994         3,698
                                                             ----------    ----------
   TOTAL ASSETS                                              $1,033,414    $1,031,959
                                                             ==========    ==========

LIABILITIES
Demand deposits                                              $  100,835    $  107,834
Interest-bearing demand deposits                                238,062       231,953
Savings deposits                                                121,274       116,246
Time deposits                                                   423,882       425,866
                                                             ----------    ----------
   Total deposits                                               884,052       881,899

Customer repurchase agreements                                   29,608        31,344
Advances from the Federal Home Loan Bank                          6,973         6,970
Interest-bearing demand notes issued to the U.S. Treasury         1,193         2,333
Federal funds purchased                                               0             0
Trust Preferred securities                                       25,000        25,000
Note payable                                                     10,500         8,500
                                                             ----------    ----------
   Total borrowings                                              73,274        74,147

Other liabilities                                                10,289        10,558
                                                             ----------    ----------
   Total liabilities                                            967,615       966,604
                                                             ----------    ----------
STOCKHOLDERS' EQUITY
Common stock                                                     22,391        22,391
Surplus                                                          18,171        18,158
Retained earnings                                                48,634        48,109
Accumulated other comprehensive loss, net of tax                   (752)         (960)
Less: Treasury stock                                            (22,646)      (22,343)
                                                             ----------    ----------
   Total stockholders' equity                                    65,798        65,355
                                                             ----------    ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $1,033,414    $1,031,959
                                                             ==========    ==========
CAPITAL STATISTICS (UNAUDITED)
YTD average equity to average assets                               6.42%         6.70%
Tier 1 leverage capital ratio                                      6.14%         6.33%
Tier 1 risk-based capital ratio                                    8.36%         8.75%
Total risk-based capital ratio                                     8.79%         9.18%
Book value per share                                         $    19.69    $    19.50
Closing market price per share                               $    30.00    $    32.55
End of period shares outstanding                              3,342,423     3,351,410
End of period treasury shares outstanding                     1,135,872     1,126,885

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share data)

                                                             THREE MONTHS    THREE MONTHS
                                                                ENDED           ENDED
                                                            Mar. 31, 2007   Mar. 31, 2006
                                                             (unaudited)      (unaudited)
                                                            -------------   -------------
INTEREST INCOME
Interest and fees on loans                                    $   11,607      $    9,744
Interest and dividends on investment securities                    3,013           2,551
Interest on federal funds sold                                       147              14
Interest on interest-bearing time deposits in other banks             50               4
                                                              ----------      ----------
   Total Interest Income                                          14,817          12,313
                                                              ----------      ----------
INTEREST EXPENSE
Interest on deposits                                               7,478           4,854
Interest on borrowings                                               947             930
                                                              ----------      ----------
   Total Interest Expense                                          8,425           5,784
                                                              ----------      ----------
NET INTEREST INCOME                                                6,392           6,529
Provision for loan losses                                            185              10
                                                              ----------      ----------
NET INTEREST INCOME AFTER PROVISION                                6,207           6,519
                                                              ----------      ----------
NON-INTEREST INCOME
Trust & farm management fees                                         414             405
Service charges on deposit accounts                                  990             997
Other service charges                                                461             390
Gain on sales of securities available-for-sale                        47              60
Gain on sale of loans                                                  0              90
Brokerage fee income                                                 203             144
Mortgage banking income                                              272             186
Bank-owned life insurance                                            196             186
Other operating income                                                62              41
                                                              ----------      ----------
   Total Non-Interest Income                                       2,645           2,499
                                                              ----------      ----------
NON-INTEREST EXPENSE
Salaries and employee benefits                                     4,180           4,032
Occupancy                                                            602             471
Equipment expense                                                    779             705
Federal insurance assessments                                         85              79
Intangible assets amortization                                       188             163
Data processing                                                      272             305
Advertising                                                          173             195
Other operating expense                                              994           1,132
                                                              ----------      ----------
   Total Non-Interest Expense                                      7,272           7,082
                                                              ----------      ----------
INCOME BEFORE INCOME TAXES                                         1,579           1,936
Income tax expense                                                   150             286
                                                              ----------      ----------
NET INCOME                                                    $    1,429      $    1,650
                                                              ==========      ==========
NET INCOME PER SHARE:
   BASIC                                                      $     0.43      $     0.49
   DILUTED                                                    $     0.42      $     0.49
Basic weighted average shares outstanding                      3,347,099       3,362,332
Diluted weighted average shares outstanding                    3,363,959       3,385,248

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                            0.57%           0.72%
Return on average equity                                            8.80%          10.54%
Net interest margin (tax-equivalent)                                3.11%           3.52%
Efficiency ratio (tax-equivalent)                                  75.42%          73.32%

ASSET QUALITY
Net loan charge-offs                                          $      101      $      109
Total non-performing loans                                    $    4,909      $    4,519
Non-performing loans as a % of total loans                          0.75%           0.80%